CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees

Evergreen Fixed Income Trust

We consent to the use of our reports dated August 13, 2004 for Evergreen Ultra Short Bond Fund, a series of the Evergreen Fixed Income Trust, incorporated herein by reference and to the references to our firm under the captions “FINANCIAL HIGHLIGHTS” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                                                                                            /s/ KPMG LLP

Boston, Massachusetts

October 28, 2004